Exhibit 99.1

Contact:  Lesley Ogrodnick

                508-293-6961

                lesley.ogrodnick@emc.com

EMC REPORTS RECORD FIRST-QUARTER RESULTS

First-Quarter Highlights

•	Record first-quarter consolidated revenue up 18% year over year

•	All-time record consolidated quarterly revenue for Asia Pacific and Japan region

•	Record first-quarter GAAP net income up 28% year over year

•	Strong year-over-year percentage increase in gross and operating margins

HOPKINTON, Mass. – April 20, 2011 – EMC Corporation (NYSE:EMC) today reported record financial results for the first quarter of 2011. Continued healthy customer demand for EMC’s information infrastructure and virtual infrastructure products and services, and strong performance within the company’s Europe/Middle East/Africa and Asia Pacific/Japan regions, contributed to EMC achieving record first-quarter consolidated revenue, record first-quarter net income, and strong year-over-year percentage increase in operating and gross margins.

First-quarter consolidated revenue was $4.6 billion, an increase of 18% compared with the year-ago quarter. First-quarter GAAP net income attributable to EMC increased 28% year over year to $477.1 million. First-quarter GAAP diluted earnings per share were $0.21, up 24% year over year. Non-GAAP1 net income attributable to EMC for the first quarter was $700.4 million, an increase of 27% compared with the year-ago quarter. First-quarter non-GAAP1 earnings per diluted share were $0.31, an increase of 19% year over year.

During the first quarter, EMC expanded gross and operating margins substantially on a year-over-year basis. The company achieved operating cash flow of $1.1 billion and free cash flow2 of $857.3 million, and ended the first quarter with $9.5 billion in cash and investments.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “EMC is off to a strong start in 2011 with significant opportunity and long-term growth potential ahead. With market-leading virtualization and information infrastructure products and services, and a strong partner ecosystem, we are positioned squarely at the intersection of two of the most sweeping trends in IT – cloud computing and Big Data. These assets, along with a robust innovation pipeline, uniquely align EMC to help customers accelerate their journey to cloud computing and unlock the full value of their information.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “For the fifth consecutive quarter EMC achieved our financial ‘triple play’ – gaining market share, investing aggressively to take advantage of the rapidly emerging opportunities offered by cloud computing and Big Data, and improving profitability. Financial strength and flexibility, combined with an intense focus on customers, enable us to continually identify and successfully execute on opportunities that increase our value proposition to customers and reward shareholders. Given the strong growth we saw in the quarter and the opportunity we see throughout 2011, we are now even more confident that we can meet and potentially exceed our 2011 consolidated revenue, non-GAAP EPS and free cash flow goals while continuing to achieve our ‘triple play’ over the long term.”

First-Quarter Highlights

First-quarter highlights included strong customer demand for the company’s market-leading high-end EMC Symmetrix storage product portfolio, which increased revenue 25% compared with the year-ago quarter, and EMC’s portfolio of mid-tier storage products3, which grew revenue 20% year over year. Revenue from VMware (NYSE: VMW), which is majority-owned by EMC, increased 33% and revenue from EMC’s RSA information security business grew 8% year over year. Additional first-quarter highlights included consistently strong revenue growth for EMC’s backup and recovery solutions, led by EMC Data Domain products. The new Isilon Storage Division exceeded revenue expectations in its first quarter within EMC, while the Data Computing Division continued to perform well with highly differentiated Greenplum offerings in the Big Data warehousing and analytics space.

Also during the quarter, VCE – the Virtual Computing Environment Company formed by Cisco and EMC with investments from VMware and Intel – experienced increasing customer traction and an expanding pipeline for its Vblock converged architecture.

EMC’s consolidated first-quarter revenue from the United States reached $2.4 billion, an increase of 12% year over year, representing 51% of consolidated first-quarter revenue. Revenue from EMC’s business operations outside of the United States reached $2.2 billion, an increase of 26% year over year, representing 49% of consolidated first-quarter revenue. Within this, consolidated revenue in EMC’s Europe/Middle East/Africa region increased 21% and consolidated revenue in EMC’s Asia Pacific/Japan region reached an all-time record amount, growing 43% year over year.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof. These statements supersede all prior statements regarding 2011 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $19.6 billion for 2011.

•

Consolidated GAAP operating income is expected to be 16.5% to 17.5% of revenues for 2011 and consolidated non-GAAP operating income is expected to be 23% to 24% of revenues for 2011. Excluded from consolidated non-GAAP operating income are restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization, which account for less than 1%, 5% and 2% of revenues, respectively.

•

Total consolidated GAAP non-operating expense, which includes investment income, interest expense and other expense, is expected to be $120 million in 2011 and total consolidated non-GAAP non-operating expense is expected to be $175 million in 2011. Excluded from non-GAAP non-operating expense is a non-recurring gain on strategic investments of $55 million.

•

Consolidated GAAP net income is expected to be $2.5 billion in 2011 and consolidated non-GAAP net income is expected to be $3.3 billion in 2011. Excluded from consolidated non-GAAP net income are restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and a non-recurring gain on strategic investments, which account for $70 million, $590 million, $200 million and a gain of $30 million, respectively.

•

Consolidated GAAP diluted earnings per share are expected to be $1.09 for 2011 and consolidated non-GAAP diluted earnings per share are expected to be $1.46 for 2011. Excluded from consolidated non-GAAP diluted earnings per share are restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and a non-recurring gain on strategic investments which are expected to be $0.03, $0.26, $0.09 and ($0.01) per diluted share, respectively, for 2011.

•

The consolidated GAAP income tax rate is expected to be 20% for 2011. Excluding the impact of restructuring and acquisition-related charges, stock-based compensation expense, intangible asset amortization and a non-recurring gain on strategic investments, which collectively impact the tax rate by 2%, the consolidated non-GAAP income tax rate is expected to be 22% for 2011.

•

GAAP net income attributable to the non-controlling interest in VMware is expected to be $117 million and non-GAAP net income attributable to the non-controlling interest in VMware is expected to be $175 million for 2011. Excluded from non-GAAP net income attributable to the non-controlling interest in VMware are acquisition-related charges, stock-based compensation expense, intangible asset amortization and a non-recurring gain on strategic investments which are expected to be $1 million, $57 million, $8 million and ($8 million), respectively. The incremental dilution attributable to the shares of VMware held by EMC is expected to be $15 million for 2011.

•	The weighted-average outstanding diluted shares are expected to be 2.26 billion for 2011.

•

Consolidated net cash provided by operating activities is expected to be $5.3 billion for 2011, and free cash flow is expected to be $4.0 billion in 2011. Excluded from free cash flow are $900 million of additions to property, plant and equipment and $440 million of capitalized software development costs.

•	EMC expects to repurchase $1.5 billion of the company’s stock in 2011.

Supporting Resources

•	EMC will host its first-quarter 2011 earnings conference call today at 8:30 a.m. ET, which will be available via webcast on EMC’s Investor Relations website at http://www.emc.com/ir

•	Visit http://ir.vmware.com for more information about VMware’s first-quarter financial results.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

# # #

¹ Items excluded from the non-GAAP results for the first quarters of 2011 and 2010 are amounts relating to restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization. See attached schedules for reconciliation of GAAP to non-GAAP.

² Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the first quarters of 2011 and 2010.

3 Mid-tier platform products include hardware and software products from EMC VNX, EMC CLARiiON, EMC Celerra, EMC Centera, EMC Data Domain, EMC Isilon, EMC Avamar and EMC Atmos.

EMC, Atmos, Avamar, Celerra, Centera, CLARiiON, Data Domain, Greenplum, Isilon, RSA, Symmetrix, VNX and Vblock are either registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. VMware is a registered trademark or trademark of VMware, Inc. in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC’s website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled “Reconciliation of GAAP to Non-GAAP,” certain items noted on each such specific schedule (including, where noted, amounts relating to restructuring and acquisition-related charges, stock-based compensation expense and intangible asset amortization) are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed items from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31,	March 31,
	2011	2010
Revenues:
Product sales	$2,931,259	$2,478,717
Services	1,676,359	1,411,975

	4,607,618	3,890,692
Cost and expenses:
Cost of product sales	1,320,488	1,161,922
Cost of services	588,079	510,251
Research and development	502,108	434,933
Selling, general and administrative	1,495,931	1,261,284
Restructuring and acquisition-related charges	26,893	18,502

Operating income	674,119	503,800

Non-operating income (expense):
Investment income	38,227	31,532
Interest expense	(44,979)	(42,968)
Other expense, net	(43,174)	(9,021)

Total non-operating expense	(49,926)	(20,457)

Income before provision for income taxes	624,193	483,343
Income tax provision	121,639	95,653

Net income	502,554	387,690
Less: Net income attributable to the non-controlling interest in VMware, Inc.	(25,406)	(14,986)

Net income attributable to EMC Corporation	$477,148	$372,704

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.23	$0.18

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.21	$0.17

Weighted average shares, basic	2,066,136	2,051,030

Weighted average shares, diluted	2,258,278	2,119,192

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2011

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$4,607,618	$1,908,567	$502,108	$1,495,931	$26,893	$674,119	$(49,926)	$624,193	$121,639	$502,554	$(25,406)	$477,148	$0.231	$0.210

Restructuring and acquisition-related charges	—	—	—	—	(26,893)	26,893	—	26,893	7,190	19,703	(35)	19,668	$0.010	$0.009

EMC Consolidated Adjusted (1)	4,607,618	1,908,567	502,108	1,495,931	—	701,012	(49,926)	651,086	128,829	522,257	(25,441)	496,816	$0.241	$0.219

Stock-based compensation expense	—	(33,164)	(76,181)	(109,668)	—	219,013	635	219,648	54,433	165,215	(14,154)	151,061	$0.073	$0.067
Intangible asset amortization	—	(36,175)	(3,714)	(40,704)	—	80,593	—	80,593	26,030	54,563	(2,084)	52,479	$0.025	$0.023

EMC Consolidated Non-GAAP (2)	$4,607,618	$1,839,228	$422,213	$1,345,559	$—	$1,000,618	$(49,291)	$951,327	$209,292	$742,035	$(41,679)	$700,356	$0.339	$0.309

EMC Information Infrastructure GAAP	$3,764,906	$1,759,784	$335,766	$1,126,853	$26,721	$515,782	$(51,450)	$464,332	$90,625	$373,707	$—	$373,707	$0.181	$0.165

Restructuring and acquisition-related charges	—	—	—	—	(26,721)	26,721	—	26,721	7,190	19,531	—	19,531	$0.009	$0.009

EMC Information Infrastructure Adjusted (3)	3,764,906	1,759,784	335,766	1,126,853	—	542,503	(51,450)	491,053	97,815	393,238	—	393,238	$0.190	$0.174

Stock-based compensation expense	—	(21,953)	(34,297)	(77,304)	—	133,554	635	134,189	39,076	95,113	—	95,113	$0.046	$0.042
Intangible asset amortization	—	(25,893)	(2,917)	(38,579)	—	67,389	—	67,389	23,148	44,241	—	44,241	$0.021	$0.020

EMC Information Infrastructure Non-GAAP (4)	$3,764,906	$1,711,938	$298,552	$1,010,970	$—	$743,446	$(50,815)	$692,631	$160,039	$532,592	$—	$532,592	$0.258	$0.236

VMware standalone GAAP	$843,721	$149,897	$169,163	$371,159	$—	$153,502	$2,612	$156,114	$30,302	$125,812	$—	$125,812	$0.061	$0.056

GAAP adjustments and eliminations	(1,009)	(1,114)	(2,821)	(2,081)	172	4,835	(1,088)	3,747	712	3,035	(25,406)	(22,371)	$(0.011)	$(0.011)

VMware within EMC GAAP (5)	842,712	148,783	166,342	369,078	172	158,337	1,524	159,861	31,014	128,847	(25,406)	103,441	$0.050	$0.045

Acquisition-related charges	—	—	—	—	(172)	172	—	172	—	172	(35)	137	$—	$—

VMware within EMC Adjusted (6)	842,712	148,783	166,342	369,078	—	158,509	1,524	160,033	31,014	129,019	(25,441)	103,578	$0.050	$0.045

Stock-based compensation expense	—	(11,211)	(41,884)	(32,364)	—	85,459	—	85,459	15,357	70,102	(14,154)	55,948	$0.027	$0.025
Intangible asset amortization	—	(10,282)	(797)	(2,125)	—	13,204	—	13,204	2,882	10,322	(2,084)	8,238	$0.004	$0.004

VMware within EMC Non-GAAP (7)	$842,712	$127,290	$123,661	$334,589	$—	$257,172	$1,524	$258,696	$49,253	$209,443	$(41,679)	$167,764	$0.081	$0.073

										Wtd. Average Share O/S			2,066,136	2,258,278

										Incremental VMware dilution				$2,764

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2011

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results:

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non-cash interest expense on convertible debt (8)	$—	$—	$—	$—	$—	$—	$(26,822)	$(26,822)	$(10,081)	$(16,741)	$—	$(16,741)	$(0.008)	$(0.007)
Transition costs (9)	—	63	419	5,706	—	(6,188)	—	(6,188)	(2,094)	(4,094)	—	(4,094)	$(0.002)	$(0.002)

	$—	$63	$419	$5,706	$—	$(6,188)	$(26,822)	$(33,010)	$(12,175)	$(20,835)	$—	$(20,835)	$(0.010)	$(0.009)

(1)	Represents EMC Consolidated GAAP excluding restructuring and acquisition-related charges.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible asset amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring and acquisition-related charges.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible asset amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC GAAP excluding acquisition-related charges.
(7)	Represents VMware within EMC Adjusted excluding stock-based compensation expense and intangible asset amortization.
(8)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million.
(9)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2010

(in thousands, except per share amounts)

Unaudited

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition- Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
EMC Consolidated GAAP	$3,890,692	$1,672,173	$434,933	$1,261,284	$18,502	$503,800	$(20,457)	$483,343	$95,653	$387,690	$(14,986)	$372,704	$0.182	$0.175

Restructuring and acquisition-related charges	—	—	—	—	(18,502)	18,502	—	18,502	3,408	15,094	(237)	14,857	$0.007	$0.007

EMC Consolidated Adjusted (1)	3,890,692	1,672,173	434,933	1,261,284	—	522,302	(20,457)	501,845	99,061	402,784	(15,223)	387,561	$0.189	$0.182

Stock-based compensation expense	—	(26,798)	(59,855)	(79,813)	—	166,466	201	166,667	40,049	126,618	(10,432)	116,186	$0.057	$0.055
Intangible asset amortization	—	(32,181)	(4,562)	(32,741)	—	69,484	—	69,484	23,112	46,372	(529)	45,843	$0.022	$0.022

EMC Consolidated Non-GAAP (2)	$3,890,692	$1,613,194	$370,516	$1,148,730	$—	$758,252	$(20,256)	$737,996	$162,222	$575,774	$(26,184)	$549,590	$0.268	$0.258

EMC Information Infrastructure GAAP	$3,258,727	$1,564,373	$297,824	$979,259	$17,263	$400,008	$(15,186)	$384,822	$76,254	$308,568	$—	$308,568	$0.150	$0.146

Restructuring and acquisition-related charges	—	—	—	—	(17,263)	17,263	—	17,263	3,408	13,855	—	13,855	$0.007	$0.007

EMC Information Infrastructure Adjusted (3)	3,258,727	1,564,373	297,824	979,259	—	417,271	(15,186)	402,085	79,662	322,423	—	322,423	$0.157	$0.152

Stock-based compensation expense	—	(17,870)	(25,194)	(55,381)	—	98,445	143	98,588	26,560	72,028	—	72,028	$0.035	$0.034
Intangible asset amortization	—	(28,813)	(4,089)	(32,263)	—	65,165	—	65,165	21,560	43,605	—	43,605	$0.021	$0.021

EMC Information Infrastructure Non-GAAP (4)	$3,258,727	$1,517,690	$268,541	$891,615	$—	$580,881	$(15,043)	$565,838	$127,782	$438,056	$—	$438,056	$0.214	$0.207

VMware standalone GAAP	$633,533	$108,650	$138,112	$284,585	$—	$102,186	$(4,547)	$97,639	$19,218	$78,421	$—	$78,421	$0.038	$0.037

GAAP adjustments and eliminations	(1,568)	(850)	(1,003)	(2,560)	1,239	1,606	(724)	882	181	701	(14,986)	(14,285)	$(0.007)	$(0.008)

VMware within EMC GAAP (5)	631,965	107,800	137,109	282,025	1,239	103,792	(5,271)	98,521	19,399	79,122	(14,986)	64,136	$0.031	$0.029

Acquisition-related charges	—	—	—	—	(1,239)	1,239	—	1,239	—	1,239	(237)	1,002	$0.000	$0.000

VMware within EMC Adjusted (6)	631,965	107,800	137,109	282,025	—	105,031	(5,271)	99,760	19,399	80,361	(15,223)	65,138	$0.032	$0.030

Stock-based compensation expense	—	(8,928)	(34,661)	(24,432)	—	68,021	58	68,079	13,489	54,590	(10,432)	44,158	$0.022	$0.021
Intangible asset amortization	—	(3,368)	(473)	(478)	—	4,319	—	4,319	1,552	2,767	(529)	2,238	$0.001	$0.001

VMware within EMC Non-GAAP (7)	$631,965	$95,504	$101,975	$257,115	$—	$177,371	$(5,213)	$172,158	$34,440	$137,718	$(26,184)	$111,534	$0.054	$0.052

										Wtd. Average Share O/S			2,051,030	2,119,192

										Incremental VMware dilution				$1,883

Reconciliation of GAAP to Non-GAAP

For the Three Months Ended March 31, 2010

(in thousands, except per share amounts)

Unaudited

(Continued)

The following costs are included in EMC Consolidated Non-GAAP and EMC Information Infrastructure Non-GAAP results:

	Revenue	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring and Acquisition-Related Charges	Operating Income	Other (Expense) Income, net	Income Before Taxes	Income Tax Provision	Net Income	Net Income Attributable to VMware	Net Income Attributable to EMC	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
Non-cash interest expense on convertible debt (8)	$—	$—	$—	$—	$—	$—	$(25,921)	$(25,921)	$(8,839)	$(17,082)	$—	$(17,082)	$(0.008)	$(0.008)
Transition costs (9)	—	588	1,665	12,458	—	(14,711)	—	(14,711)	(4,179)	(10,532)	—	(10,532)	$(0.005)	$(0.005)

	$—	$588	$1,665	$12,458	$—	$(14,711)	$(25,921)	$(40,632)	$(13,018)	$(27,614)	$—	$(27,614)	$(0.013)	$(0.013)

(1)	Represents EMC Consolidated GAAP excluding restructuring and acquisition-related charges.
(2)	Represents EMC Consolidated Adjusted excluding stock-based compensation expense and intangible asset amortization.
(3)	Represents EMC Information Infrastructure GAAP excluding restructuring and acquisition-related charges.
(4)	Represents EMC Information Infrastructure Adjusted excluding stock-based compensation expense and intangible asset amortization.
(5)	Represents VMware within EMC GAAP.
(6)	Represents VMware within EMC GAAP excluding acquisition-related charges.
(7)	Represents VMware within EMC Adjusted excluding stock-based compensation expense and intangible asset amortization.
(8)	Represents the non-cash interest charge associated with our convertible senior notes due 2011 and 2013 totaling $3,450 million.
(9)	Represents incremental costs incurred to transform our current cost structure to a more streamlined cost structure.

Note: schedule may not add due to rounding

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	March 31,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$4,102,332	$4,119,138
Short-term investments	1,491,454	1,256,175
Accounts and notes receivable, less allowance for doubtful accounts of $62,305 and $57,385	2,379,175	2,569,523
Inventories	921,004	856,405
Deferred income taxes	631,809	609,832
Other current assets	646,684	372,249

Total current assets	10,172,458	9,783,322
Long-term investments	3,876,569	4,115,918
Property, plant and equipment, net	2,565,263	2,528,432
Intangible assets, net	1,556,718	1,624,267
Goodwill	11,790,048	11,772,650
Other assets, net	1,226,376	1,008,695

Total assets	$31,187,432	$30,833,284

LIABILITIES & SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$913,773	$1,062,600
Accrued expenses	2,044,953	2,090,035
Income taxes payable	—	199,735
Convertible debt	3,244,134	3,214,771
Deferred revenue	3,155,651	2,810,873

Total current liabilities	9,358,511	9,378,014
Income taxes payable	266,880	265,549
Deferred revenue	2,065,026	1,853,263
Deferred income taxes	710,474	717,004
Other liabilities	248,081	217,449

Total liabilities	12,648,972	12,431,279

Convertible debt	205,866	235,229

Commitments and contingencies
Shareholders’ equity:
Preferred stock, par value $0.01; authorized 25,000 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000,000 shares; issued 2,057,568 and 2,069,246 shares	20,576	20,692
Additional paid-in capital	3,426,722	3,816,681
Retained earnings	14,136,432	13,659,284
Accumulated other comprehensive loss, net	(56,903)	(92,617)

Total EMC Corporation’s shareholders’ equity	17,526,827	17,404,040
Non-controlling interest in VMware, Inc.	805,767	762,736

Total shareholders’ equity	18,332,594	18,166,776

Total liabilities and shareholders’ equity	$31,187,432	$30,833,284

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2011	March 31, 2010
Cash flows from operating activities:
Cash received from customers	$5,392,175	$4,615,013
Cash paid to suppliers and employees	(4,009,553)	(3,213,917)
Dividends and interest received	33,927	26,634
Interest paid	(4,749)	(4,670)
Income taxes paid	(277,023)	(105,714)

Net cash provided by operating activities	1,134,777	1,317,346

Cash flows from investing activities:
Additions to property, plant and equipment	(165,525)	(114,048)
Capitalized software development costs	(111,993)	(93,161)
Purchases of short- and long-term available-for-sale securities	(1,601,241)	(1,475,229)
Sales of short- and long-term available-for-sale securities	1,341,335	628,504
Maturities of short- and long-term available-for-sale securities	261,228	40,346
Business acquisitions, net of cash acquired	(14,950)	(288,246)
Increase in strategic and other related investments	(198,049)	(5,240)
Other	(45,000)	(16,648)

Net cash used in investing activities	(534,195)	(1,323,722)

Cash flows from financing activities:
Issuance of EMC’s common stock from the exercise of stock options	224,347	130,338
Issuance of VMware’s common stock from the exercise of stock options	90,171	109,775
EMC repurchase of EMC’s common stock	(868,065)	(176,260)
EMC purchase of VMware’s common stock	(38,000)	(99,500)
VMware repurchase of VMware’s common stock	(147,729)	(31,348)
Excess tax benefits from stock-based compensation	109,008	35,248
Payment of long-term and short-term obligations	(11)	(2,327)
Proceeds from long-term and short-term obligations	294	1,116

Net cash used in financing activities	(629,985)	(32,958)

Effect of exchange rate changes on cash and cash equivalents	12,597	(6,539)

Net decrease in cash and cash equivalents	(16,806)	(45,873)
Cash and cash equivalents at beginning of period	4,119,138	6,302,499

Cash and cash equivalents at end of period	$4,102,332	$6,256,626

Reconciliation of net income to net cash provided by operating activities:

Net income	$502,554	$387,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	339,272	281,580
Non-cash interest expense on convertible debt	26,291	25,921
Non-cash restructuring and other special charges	382	162
Stock-based compensation expense	212,265	158,805
Provision for doubtful accounts	6,415	7,226
Deferred income taxes, net	(10,834)	(28,766)
Excess tax benefits from stock-based compensation	(109,008)	(35,248)
Other	(8,316)	(820)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	223,464	380,790
Inventories	(102,729)	2,198
Other assets	(127,747)	(24,760)
Accounts payable	(136,802)	(102,803)
Accrued expenses	(121,190)	(83,164)
Income taxes payable	(144,550)	18,705
Deferred revenue	554,678	336,305
Other liabilities	30,632	(6,475)

Net cash provided by operating activities	$1,134,777	$1,317,346

EMC Corporation

Reconciliation of Cash Flow from Operations to Free Cash Flow

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2011	March 31, 2010

Cash flow from Operations	$1,134,777	$1,317,346

Capital Expenditures	(165,525)	(114,048)

Capitalized Software	(111,993)	(93,161)

Free Cash Flow	$857,259	$1,110,137

EMC Corporation

For the three months ended March 31, 2011

Reconciliation of Consolidated GAAP to Consolidated Non-GAAP Tax Rate

(in thousands)

Unaudited

	Income Before Tax	Tax Provision	Tax Rate

EMC GAAP	$624,193	$121,639	19.5%
Stock-based compensation expense	219,648	54,433	24.8%
Intangible asset amortization	80,593	26,030	32.3%
Restructuring and acquisition-related charges	26,893	7,190	26.7%

EMC Non-GAAP	$951,327	$209,292	22.0%

EMC Corporation

Supplemental

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	FY 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	FY 2010	Q1 2011
Storage:
Product Revenue	$1,572,408	$1,632,309	$1,818,230	$2,175,104	$7,198,051	$2,017,314	$2,076,855	$2,172,875	$2,557,243	$8,824,287	$2,381,891
Services Revenue	790,932	842,558	880,807	947,061	3,461,358	901,781	922,067	966,414	1,084,564	3,874,826	1,048,406

Total Storage Revenue	$2,363,340	$2,474,867	$2,699,037	$3,122,165	$10,659,409	$2,919,095	$2,998,922	$3,139,289	$3,641,807	$12,699,113	$3,430,297

Information Intelligence Group:
Product Revenue	$58,710	$60,792	$58,209	$83,125	$260,836	$63,662	$62,329	$59,078	$84,069	$269,138	$43,252
Services Revenue	115,605	119,445	118,979	124,724	478,753	114,502	116,105	116,713	119,439	466,759	117,103

Total Information Intelligence Group Revenue	$174,315	$180,237	$177,188	$207,849	$739,589	$178,164	$178,434	$175,791	$203,508	$735,897	$160,355

Security:
Product Revenue	$80,671	$84,080	$84,080	$91,441	$340,272	$85,814	$90,876	$102,442	$121,019	$400,151	$87,180
Services Revenue	62,035	63,055	68,420	72,168	265,678	75,654	82,460	83,290	87,828	329,232	87,074

Total Security Revenue	$142,706	$147,135	$152,500	$163,609	$605,950	$161,468	$173,336	$185,732	$208,847	$729,383	$174,254

EMC Information Infrastructure:
Product Revenue	$1,711,789	$1,777,181	$1,960,519	$2,349,670	$7,799,159	$2,166,790	$2,230,060	$2,334,395	$2,762,331	$9,493,576	$2,512,323
Services Revenue	968,572	1,025,058	1,068,206	1,143,953	4,205,789	1,091,937	1,120,632	1,166,417	1,291,831	4,670,817	1,252,583

Total EMC Information Infrastructure Revenue	$2,680,361	$2,802,239	$3,028,725	$3,493,623	$12,004,948	$3,258,727	$3,350,692	$3,500,812	$4,054,162	$14,164,393	$3,764,906

VMware:
Product Revenue	$257,331	$228,089	$240,062	$303,504	$1,028,986	$311,927	$323,256	$341,530	$422,568	$1,399,281	$418,936
Services Revenue	213,070	227,024	248,843	303,039	991,976	320,038	349,549	369,929	411,936	1,451,452	423,776

Total VMware Revenue	$470,401	$455,113	$488,905	$606,543	$2,020,962	$631,965	$672,805	$711,459	$834,504	$2,850,733	$842,712

Consolidated Revenues:
Product Revenue	$1,969,120	$2,005,270	$2,200,581	$2,653,174	$8,828,145	$2,478,717	$2,553,316	$2,675,925	$3,184,899	$10,892,857	$2,931,259
Services Revenue	1,181,642	1,252,082	1,317,049	1,446,992	5,197,765	1,411,975	1,470,181	1,536,346	1,703,767	6,122,269	1,676,359

Total Consolidated Revenues	$3,150,762	$3,257,352	$3,517,630	$4,100,166	$14,025,910	$3,890,692	$4,023,497	$4,212,271	$4,888,666	$17,015,126	$4,607,618

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(3.5)%	(3.7)%	(1.3)%	2.5%	(1.4)%	2.4%	0.0%	(0.6)%	(0.6)%	0.2%	1.1%

EMC Corporation

Reconciliation of Gross Margin GAAP to Non-GAAP

(in thousands)

Unaudited

	Q1 2011	Q1 2010

Gross Margin GAAP	$2,699,051	$2,218,519
Stock-based compensation expense	33,164	26,798
Intangible asset amortization	36,175	32,181
Restructuring and acquisition-related charges	—	—

Gross Margin Non-GAAP	$2,768,390	$2,277,498

Revenues	$4,607,618	$3,890,692
% GAAP	58.6%	57.0%
% Non-GAAP	60.1%	58.5%

EMC Corporation

Reconciliation of Operating Margin GAAP to Non-GAAP

(in thousands)

Unaudited

	Q1 2011	Q1 2010

Operating Margin GAAP	$674,119	$503,800
Restructuring and acquisition-related charges	26,893	18,502
Stock-based compensation expense	219,013	166,466
Intangible asset amortization	80,593	69,484

Operating Margin Non-GAAP	$1,000,618	$758,252

Revenues	$4,607,618	$3,890,692
% GAAP	14.6%	12.9%
% Non-GAAP	21.7%	19.5%